Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

Equity One, Inc.

(a Maryland corporation)

3,900,000 Shares of Common Stock

Dated: March 18, 2015

Equity One, Inc.

3,900,000 Shares of Common Stock

(Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

March 18, 2015

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Equity One, Inc., a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter hereinafter substituted as provided in Section 10 hereof, and if Schedule A indicates a single underwriter, the “Underwriters” shall mean such single underwriter), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 585,000 additional shares of Common Stock, as set forth on Schedule A hereto. The aforesaid 3,900,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 585,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

Prior to this Agreement, the Company has also entered into an agreement (the “Concurrent Sale Agreement”) providing for the sale by the Company (the “Concurrent Sale”) of an aggregate of 600,000 shares of Common Stock, subject to adjustment as described therein (as may be adjusted, the “Concurrent Securities”) to Gazit First Generation LLC (the “Purchaser”) at the public offering price set forth in the Prospectus (as defined below). The Company is offering the Concurrent Securities directly to the Purchaser in the Concurrent Sale. The Underwriters will receive no underwriting discount or commission on the Concurrent Securities. The Company acknowledges and agrees with the Underwriters that as between the Company on the one hand and the Underwriters on the other, the Company is the sole beneficiary of the Concurrent Sale and that none of the Underwriters has provided any services to the Company as to the structure or execution of the Concurrent Sale.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-187852), in respect of the Common Stock (including the Securities) on April 10, 2013, which contains a base prospectus, the most recent form of which was filed pursuant to Rule 424(b) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”) to be used in connection with the public offering and sale of the Securities; such registration statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations. Such registration statement (including the prospectus supplement filed under Rule 424(b) of the 1933 Act Regulations) covers the registration of the Securities under the 1933 Act. The base prospectus filed as part of such registration statement, in the form in which it was filed with the Commission on April 10, 2013, is hereinafter called the “Basic Prospectus.” The various parts of such registration statement, including all exhibits thereto and any prospectus supplement or prospectus relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement (any such information that was omitted from such registration statement at the time it became effective but that was deemed to be a part and included in such registration statement pursuant to Rule 430B under the 1933 Act is referred to as “430B Information”), each as amended at each time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement;” each preliminary prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, including the related Basic Prospectus in the form first filed by the Company pursuant to Rule 424(b) under the 1933 Act is herein called, a “Preliminary Prospectus;” the final prospectus supplement specifically relating to the Securities prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement;” the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus;” any reference herein to the Registration Statement, the Basic Prospectus, each Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; provided, however, that no representation or warranty included in any exhibit to any such incorporated document, other than the representations and warranties contained herein, is deemed to be made to you; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”) that are incorporated therein, in each case, after the date of the Basic Prospectus, each Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(ii) Well-Known Seasoned Issuer; Registration Statement, Prospectus and Disclosure at Applicable Time. (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, which Registration Statement became effective upon filing on April 10, 2013 under Rule 462(e) of the 1933 Act Regulations, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. At the time of the filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405. The conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied. The Registration Statement meets the requirement set forth in Rule 415(a)(1)(x). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto has been received by the Company, and any request on the part of the Commission for additional or supplemental information has been complied with.

At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery (as defined below)), the Registration Statement complied and will comply as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Each Preliminary Prospectus (including the Basic Prospectus or any amendment thereto) when so filed complied as to form in all material respects with the 1933 Act Regulations. The Prospectus (including any amendment thereto) when filed and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery) complied or will comply as to form in all material respects with the 1933 Act Regulations. Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and each Preliminary Prospectus issued at or prior to the Applicable Time, as most recently amended or supplemented immediately prior to the Applicable Time (collectively, and, with respect to any Securities, together with the information included on Schedule B hereto, all considered together, the “General Disclosure Package”) taken together as of the Applicable Time and the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of the Applicable Time and the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:00 p.m. (New York City time) on March 18, 2015 or such other time as agreed in writing by the Company and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show” (as defined in Rule 433)), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 3(e) did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Content (as hereinafter defined).

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Accountants. Ernst & Young LLP, who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm as required by the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the Public Company Accounting Oversight Board (United States).

(v) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as noted therein. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly in all material respect the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. In addition, if any pro forma financial statements of the Company and its subsidiaries and the related notes thereto is included in the Registration Statement, the General Disclosure Package and the Prospectus, such pro forma financial statements and related notes present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No pro forma financial information is required to be included in the Registration Statement, the General Disclosure Package or the Prospectus which is not so included. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries or their properties, considered as one enterprise (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) other than those arising in the ordinary course of business, there have been no transactions entered into by the Company or any of its subsidiaries, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each “Significant Subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) and each subsidiary of the Company that owns any real property (each a “Property Subsidiary” collectively and, together with the Significant Subsidiaries, the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate, partnership or limited liability company power and authority to own, lease and operate, as the case may be, its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in any case in which the failure, individually or in the aggregate, so to qualify or to be in good standing would not result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable. Except as otherwise set forth in the General Disclosure Package and the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries of the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a Significant Subsidiary other than the entities listed on Schedule E hereto. For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company.

(ix) Capitalization. As of March 17, 2015, (A) 250,000,000 shares of Common Stock were authorized for issuance, of which 124,955,089 shares were issued and outstanding, and (B) 10,000,000 shares of preferred stock, par value $0.01 per share of the Company were authorized for issuance, none of which were issued or outstanding. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (C) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options (other than compensatory equity awards issued in the ordinary course of business). The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and is authorized for trading on the New York Stock Exchange (“NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company is in compliance with the current listing standards of the NYSE. The Securities have been duly authorized for listing on the NYSE, subject only to notice of issuance.

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xi) Concurrent Sale Agreement. The Company has the requisite power and authority to make the Concurrent Sale, to execute and deliver the Concurrent Sale Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization of the Concurrent Sale and the due and proper execution and delivery of the Concurrent Sale Agreement and the consummation by it of the transactions contemplated thereby has been duly and validly taken. The Concurrent Sale conforms, and will conform, in all material respects to the requirements of the 1933 Act and applicable laws, rules and regulations. The Concurrent Securities have been duly and validly authorized, and, when delivered to and paid for by the Purchaser in the Concurrent Sale pursuant to the Concurrent Sale Agreement, will conform in all material respects to the description contained in the General Disclosure Package and the Prospectus and will be validly issued, fully paid and non-assessable. The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Concurrent Securities are offered in connection with the Concurrent Sale.

(xii) Disclosure for Concurrent Sale. The Company is solely responsible for the contents of any disclosure documents used in the offering of the Concurrent Securities, and the Company represents, warrants and agrees that such documents will not, as of the date of any offer or sale of the Concurrent Securities, conflict with the information in the General Disclosure Package and the Prospectus or contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Prior to the execution of this Agreement, the Company and the Purchaser in the Concurrent Sale have executed and delivered the Concurrent Sale Agreement. The Concurrent Sale Agreement is substantially in the form previously provided to the Underwriters and shall not be amended.

(xiii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of (i) their respective charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except with respect to clause (ii) for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the General Disclosure Package and the Prospectus (including the issuance and sale of the Concurrent Securities and the Securities to be purchased by the Underwriters from the Company and the use of the proceeds from their sale as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might result in a Material Adverse Effect or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the Concurrent Sale Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, could not be reasonably expected to result in a Material Adverse Effect.

(xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xviii) Possession of Intellectual Property. Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights (collectively, “Intellectual Property”) in order to conduct the business now operated by it, other than those the failure to possess or own would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(xix) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any officer or director of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations pursuant to the Concurrent Sale Agreement or hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations; provided, however, that the Company makes no representation or warranty as to the blue sky laws or real estate syndication laws of any jurisdiction or any such requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi) Possession of Licenses and Permits. The Company and its Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Title to Property. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and the Property Subsidiaries have good and marketable fee simple title to or leasehold title in all real property and all other properties and assets owned or leased by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, defects or encumbrances that would, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the General Disclosure Package and the Prospectus, no tenant under any lease to which the Company or any of the Property Subsidiaries lease any portion of its property is in default under such lease, except in any case where such default would not, individually or in the aggregate, have a Material Adverse Effect; each of the properties of any of the Company or the Property Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Property Subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company or the Property Subsidiary, except in any case where such action or proceeding would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiii) Investment Company Act. Neither the Company nor any subsidiary is required, and upon the issuance and sale of the Securities and the Concurrent Securities, as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, the Company and its Property Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment and Hazardous Materials (as defined herein), including, but not limited to the generation, recycling, general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

The Company and its consolidated subsidiaries have established and maintain “internal control over financial reporting” and “disclosure controls and procedures,” in each case as required by Rule 13a-15 under the 1934 Act. To the knowledge of the Company, the Company’s internal control over financial reporting and disclosure controls and procedures are effective at a reasonable assurance level to perform the functions for which they were designed and established. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xxvii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxviii) Tax Law Compliance. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxix) Insurance and Title Insurance. Each of the Company, the Subsidiaries and each of their respective properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company, the Subsidiaries or their respective properties, businesses, assets, employees, officers and directors are in full force and effect, except for the failure to insure or lapses in policies which would not have a Material Adverse Effect. Title insurance in favor of the Company and the Property Subsidiaries is maintained with respect to each shopping center property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect.

(xxx) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xxxi) Real Estate Investment Trust. Commencing with its initial taxable year ended December 31, 1995, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2015 and thereafter. No transaction or other event has occurred that would reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2015 or future taxable years. The description of the Company’s organization and current and proposed method of operations and its qualification and taxation as a REIT set forth in the Registration Statement, the General Disclosure Package and the Prospectus is accurate in all material respects and presents fairly the matters referred to therein.

(xxxii) Mortgages, Deeds of Trust. The mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries hold a participating interest therein (other than intercompany loans), (ii) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company or any of its subsidiaries.

(xxxiii) Actively Traded Security. The shares of Common Stock are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xxxiv) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and which are reasonable expected to continue to ensure, continued compliance therewith.

(xxxv) Money Laundering Laws. The operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvi) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities or the Concurrent Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvii) Use of Proceeds. The Company does not intend to use any of the proceeds from the sale of the Securities or the Concurrent Securities hereunder to repay any outstanding debt owed to any affiliate except as set forth in the General Disclosure Package and the Prospectus.

(xxxviii) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has any material lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; and (ii) the Company does not intend to use any of the proceeds from the sale of the Securities or the Concurrent Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any affiliate of any Underwriter.

Section 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter the Initial Securities, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of $26.95 per share of Common Stock, that proportion of the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 585,000 shares of Common Stock, as set forth in Schedule A hereto, at a price of $26.95 per share of Common Stock, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 a.m. (New York City time) on the third (fourth, if the pricing occurs after 4:00 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account(s) designated by the Company against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Citigroup Global Markets Inc. may (but shall not be obligated to) individually make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in the City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e) Delivery. Delivery of the Securities will be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters instruct otherwise.

Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and 1934 Act Documents. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object. The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Underwriters notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Prospectus or any Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions within the United States and its territories as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions within the United States and its territories as the Underwriters may reasonably request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Listing. The Company will use its commercially reasonable efforts to effect the listing (to the extent not already listed) of the Securities on the NYSE.

(j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (C) any shares of Common Stock issued by the Company upon the exercise of any option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, or (D) the issuance of Common Stock pursuant to the Company’s existing dividend reinvestment plan.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriters, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Underwriters or by the Company and the Underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(m) Share Price Manipulation. The Company agrees that it will not, and will cause its officers and directors and its subsidiaries not to, take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(n) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future determination by the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT.

Section 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, and (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and any filing to be made with the NYSE and FINRA.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof (other than by reason of a default by the Underwriters), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement is and remains effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). If not previously paid, the Company shall have paid the required Commission filing fees relating to the Securities in accordance with Section 3(a) of this Agreement.

(b) Opinions of Counsel for the Company. At Closing Time and on each Date of Delivery, the Underwriters shall have received the favorable opinions, dated as of Closing Time, of Goodwin Procter LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Maryland Counsel for the Company. At Closing Time and on each Date of Delivery, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Venable LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel for the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the president or a vice president of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such date, and the Company has complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the date hereof;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act; and

(iii) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, there has not been (a) any change, or any development or event that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, (c) any obligation, direct or contingent, that is material and adverse to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, (d) any adverse change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material and adverse to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or any Subsidiary (other than any dividend or distribution to the Company or another Subsidiary), or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary that has been sustained or will have been sustained that has or may reasonably be expected to have a Material Adverse Effect.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Certificate of Chief Financial Officer. At the time of the execution of this Agreement, the Underwriter shall have received from the chief financial officer of the Company an officer’s certificate dated such date, in the form set forth in Exhibit C hereto and to such further effect as counsel to the Underwriter may reasonably request. At Closing Time, the Underwriter shall have received from the chief financial officer of the Company a certificate dated as of Closing Time confirming that the certificate delivered by such officer at the time of the execution of this Agreement remains true and correct as of Closing Time.

(h) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to an official notice of issuance.

(j) No Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Lock-up Agreements. At time of execution of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons and entities listed on Schedule D hereto.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the president or a vice president of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinions required by Section 5(b) and Section 5(c) dated as of such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery.

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, dated such Date of Delivery, relating to Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv) Bring-down Certificate of Chief Financial Officer. An officer’s certificate from the chief financial officer of the Company, in form and substance satisfactory to the underwriters and dated the Date of Delivery, substantially on the same form and substance as the letter forwarded to the Underwriter pursuant to Section 5(g) hereof.

(v) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(m) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled (other than by reason of a default by the Underwriters), this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 16 and 17 shall survive any such termination and remain in full force and effect.

Section 6. Indemnity by the Company and the Underwriters:

(a) The Company agrees to indemnify and hold harmless each Underwriter, its agents, officers, directors, employees, affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto) or in any “road show” (as defined in Rule 433 under the Securities Act) not constituting an “Issuer Free Writing Prospectus,” or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Limited Use Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement (including without limitation, by means of a consent to judgment) of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company;

(iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Content (as defined below).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Content. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus are the statements set forth under the caption “Underwriting” in such documents as follows: the information in the first sentence of paragraph 7 (relating to selling concessions) and the first sentence of paragraph 15 and the last two sentences of paragraph 16 (relating to stabilizing) and paragraph 20 (relating to electronic distribution) under the caption “Underwriting” (collectively, the “Underwriter Content”).

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 7. Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (a) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Further, in no event shall the liability of any indemnifying party under this Section 7 be greater in amount than such person would have been obligated to pay by way of indemnification if the indemnification provided for in this Section 7 had been available under the circumstances.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling any Company, and (ii) delivery of, and payment for, the Securities.

Section 9. Termination of Agreement.

(a) Termination; General. The Underwriters may terminate this Agreement in their absolute discretion, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 16 and 17 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriter, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of the Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Underwriters or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be sent to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax no. 1-646-291-469), Attention: General Counsel, with copy to (which shall not constitute notice) Hunton & Williams LLP, 200 Park Avenue, 52nd Floor, New York, New York 10166, Attention: Karolyn E. Johnson, Esq.; and notices to the Company shall be directed to it at 410 Park Avenue, Suite 1220, New York, New York (fax no.: 212-247-0088), Attention: Chief Financial Officer.

Section 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to either of them by Underwriter’s investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

Section 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 15. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 21. Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours, EQUITY ONE, INC.

By:	/s/ Aaron Kitlowski
Name:	Aaron Kitlowski
Title:	Vice President and General Counsel

[Signatures continue on next page]

[Signature Page to the Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Scott Eisen
Name: Scott Eisen
Title: Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
Citigroup Global Markets, Inc.	3,900,000	585,000

Sch. A-1

SCHEDULE B

INFORMATION CONVEYED AT THE APPLICABLE TIME

1.	Public offering price: The public offering price included in the Prospectus Supplement.

2.	Number of Shares Offered: 3,900,000 Initial Securities and 585,000 Option Securities.

Sch. B-1

SCHEDULE C

ISSUER GENERAL USE FREE WRITING PROSPECTUS

None.

Sch. C-1

SCHEDULE D

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Chaim Katzman

Cynthia R. Cohen

David Fischel

Neil Flanzraich

Jordan Heller

David Lukes

Peter Linneman, Ph.D.

Galia Maor

Dori J. Segal

Thomas A. Caputo

Mark Langer

Mike Makinen

Angela F. Valdes

Michael Berfield

Aaron M. Kitlowski

Matthew Ostrower

Sch. D-1

SCHEDULE E

SIGNIFICANT SUBSIDIARIES

C&C (US) No. 1, Inc.

Daly City Serramonte Center, LLC

EQY-CSC LLC

Equity One Realty & Management CA, Inc.

Serramonte Center Holding Co. LLC

Equity One (Florida Portfolio) Inc.

Equity One (Northeast Portfolio) Inc.

Exhibit D-1